As filed with the Securities and Exchange Commission on August 27, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MIMEDX GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	26-2792552
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1775 West Oak Commons Ct NE

Marietta, GA 30062

(770) 651-9100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy R. Wright

Chief Executive Officer

MiMedx Group, Inc.

1775 West Oak Commons Ct NE

Marietta, Georgia 30062

(770) 651-9100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William F. Hulse IV General Counsel and Secretary MiMedx Group, Inc. 1775 West Oak Commons Ct NE Marietta, Georgia 30062 (770) 651-9100	Mark G. Pedretti Michael S. Lee Reed Smith LLP 599 Lexington Avenue New York, NY 10022 (212) 521-5400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(3)
Common stock, $0.001 par value	—	—	—	—
Preferred stock, $0.001 par value	—	—	—	—
Debt securities	—	—	—	—
Warrants	—	—	—	—
Units	—	—	—	—
Total			$ 350,000,000	$ 38,185

(1)

There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, and such indeterminate number of warrants and units as shall have an aggregate initial offering price not to exceed $350,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $350,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion or exchange of convertible or exchangeable securities being registered hereunder or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED AUGUST 27, 2021

PROSPECTUS

MIMEDX GROUP, INC.

$350,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $[350,000,000] in aggregate principal amount of our common stock, preferred stock, debt securities, warrants and/or units in one or more offerings. We may offer these securities separately or together in units. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities and common stock or preferred stock or debt securities upon the exercise of warrants.

This prospectus describes the general terms of the securities we may offer and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will specify the securities being offered and also the specific manner in which the securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market, under the symbol “MDXG.” On August 24, 2021, the last reported sale price of our common stock on the Nasdaq Capital Market was $13.98 per share.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 3 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2021

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 (this “Registration Statement”) that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock, preferred stock, various series of debt securities and/or warrants, either individually or in units, in one or more offerings, with a total value of up to $350,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “MIMEDX,” “our Company,” “we,” “us,” “our” and similar terms refer to MiMedx Group, Inc.

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PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Our Company

We are an industry leader in utilizing amniotic tissue as a platform for regenerative medicine, developing and distributing placental tissue allografts with patent-protected, proprietary processes for multiple sectors of healthcare. As a pioneer in placental biologics, we have both a base business, focused on addressing the needs of patients with acute and chronic non-healing wounds, and a promising late-stage pipeline targeted at decreasing pain and improving function for patients with degenerative musculoskeletal conditions. We derive our products from human placental tissues and process these tissues using our proprietary methods, including the PURION® process. We employ current Good Tissue Practices (“GTP”), current Good Manufacturing Practices (“GMP”), and terminal sterilization to produce our allografts. MIMEDX provides products primarily in the wound care, burn, and surgical sectors of healthcare. All of our products are regulated by the United States Food and Drug Administration (the “FDA”).

Our Product Portfolio

We are a leading supplier of human placental allografts, which are human tissues that are derived from one person (the donor) and used to produce therapies to treat another person (the recipient). We have supplied over two million allografts, through both direct and consignment shipments. Our platform technologies include AMNIOFIX®, EPIFIX®, EPICORD®, and AMNIOCORD®. AMNIOFIX® and EPIFIX® are our tissue allografts derived from the amnion and chorion layers of the human placental membrane. EPICORD® and AMNIOCORD® are tissue allografts derived from umbilical cord tissue.

Our EPIFIX® and EPICORD® sheet product lines are promoted for external use, such as in advanced wound care applications, while our AMNIOFIX®, and AMNIOCORD® products are positioned for surgical applications, including lower extremity repair, plastic surgery, vascular surgery and multiple orthopedic repairs and reconstructions.

We have two classes of product historically: (1) Advanced Wound Care products, or Section 361 products, consisting of our sheet allograft products, and (2) Section 351 products, consisting of our micronized and particulate products. Our Advanced Wound Care business includes two product categories, Tissue/Other and Cord products. We sell product through two distribution channels: (1) direct to customers (healthcare professionals and/or facilities); and (2) sales through distributors.

As a result of the expiration of the FDA’s period of Enforcement Discretion, we do not currently market our Section 351 products. If and when a Biologics License Application (“BLA”) is granted by the FDA, we will market these products again. Refer to the section titled “Impact of the end of the FDA’s Enforcement Discretion on our business” in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021 filed with the SEC on August 3, 2021 and incorporated by reference herein.

Placenta Donation Program

We partner with physicians and hospitals to recover donated placental tissue. Through our donor program, a mother who delivers a healthy baby via a scheduled Caesarean section can donate her placenta and umbilical cord tissue in lieu of having it discarded as medical waste. After consent for donation is obtained, a blood sample from each donor is tested for communicable diseases, and the donor is screened for risk factors in order to determine eligibility in compliance with federal regulations and American Association of Tissue Banks’ (“AATB”) standards. We operate a licensed tissue bank that is registered as a tissue establishment with the FDA, and we are an accredited member of the AATB. All donor records and test results are reviewed by our Medical Director and staff prior to the release of the tissue for distribution. However, the utilization of human tissue creates the potential for transmission of communicable disease, including, without limitation, human immunodeficiency virus, viral hepatitis, syphilis and other viral, fungal or bacterial pathogens. As a result, we are required to comply with federal and state regulations intended to prevent communicable disease transmission. For more information, see discussion under the heading “Risk Factors-The products we manufacture and process are derived from human tissue and therefore have the potential for disease transmission.” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Form 10-K”), which is filed with the SEC and incorporated by reference into this prospectus.

We have developed a large, geographically diverse, network of hospitals that participate in our placenta donation program, and we employ a dedicated staff that work with these hospitals. We also utilize third-party providers of placenta donations on an as-needed basis to mitigate business risk. We believe that we will be able to obtain an adequate supply of tissue to meet anticipated demand. However, any failure to obtain tissue from our sources will interfere with our ability to effectively meet demand for our products incorporating human tissue. The availability of donated tissue could also be adversely impacted by regulatory changes, public opinion of the donor process and our own reputation in the industry. Obtaining adequate supplies of human tissue involves several risks, including limited control over availability (for example, access to hospital accounts and the number of consenting mothers), quality and delivery schedules. In addition, any interruption in the supply of any human tissue component could harm our ability to manufacture our products until a new source of supply, if any, could be found. For more information, see discussion under the heading “Risk Factors-Our products depend on the availability of tissue from human donors, and any disruption in supply could adversely affect our business.” of the Form 10-K.

Processing (Manufacturing)

We have developed and patented a unique and proprietary technique (PURION®) for processing allografts from the donated placental tissue. This technique specifically focuses on preserving the tissue’s natural growth factor content and regulatory proteins, and maintaining the structure and collagen matrix of the tissue. Our patented and proprietary processing method employs aseptic processing techniques in addition to terminal sterilization for increased patient safety. Despite starting with similar placental tissues, all placental tissue products and processes are not the same – we believe that our proprietary process preserves more of the natural beneficial characteristics of the tissue than the processes used by many of our competitors.

The PURION® process produces an allograft that retains the tissue’s inherent biological properties (cytokines, chemokines, growth factors, etc.) found in the placental tissue and produces an allograft that is safe and easy for healthcare providers to use. The allograft can be stored at room temperature and has a five-year shelf life. Each sheet allograft incorporates specialized visual embossments that assist the health care practitioner with allograft placement and orientation.

To ensure the safety of human tissue products, the FDA enforces current GTP manufacturing regulations. We believe that MIMEDX has developed mature systems to comply with, and is in compliance with, these regulations. As an important part of our Company’s product safety compliance, MIMEDX products are terminally sterilized to an internationally recognized industry standard in addition to having been processed via the PURION® process.

Corporate Information

Our current business began on February 8, 2008 when Alynx, Co., our predecessor company, acquired MiMedx, Inc., a development-stage medical device company, the assets of which included licenses to two development-stage medical device technology platforms which we do not currently market. On March 31, 2008, Alynx, Co. merged into MiMedx Group, Inc., a Florida corporation and wholly-owned subsidiary that had been formed for purposes of the merger, with MiMedx Group, Inc. as the surviving corporation in the merger. In January 2011, we acquired all of the outstanding equity interests of Surgical Biologics, LLC (n/k/a MiMedx Tissue Services, LLC). Our principal executive offices are located at 1775 West Oak Commons Court, NE, Marietta, Georgia 30062 and our telephone number is (770) 651-9100.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in this prospectus and in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in our period reports filed with the SEC, which are incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, may contain forward-looking statements. Forward-looking statements in this prospectus and any accompanying prospectus supplement give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus and any prospectus supplement. In particular, forward-looking statements include statements relating to future actions, prospective products and applications, customers, technologies, future performance or future financial results. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	the effect of the end of the period of enforcement discretion announced by the FDA, including our inability to market our micronized products and certain other products since May 31, 2021;

•

our expectations regarding the timing, size, and prospects for our current and planned clinical trials; the clinical trial process is lengthy and expensive with uncertain outcomes, and often requires the enrollment of large numbers of patients, and suitable patients may be difficult to identify and recruit, and delays or failures in our clinical trials could prevent us from commercializing any modified or new products and will adversely affect our business, operating results and prospects;

•	our strategic focus, as illustrated by our current business priorities and our ability to implement these priorities;

•	our expectations regarding the sufficiency of our liquidity and existing capital resources to implement our current business priorities;

•	our expectations regarding our ability to fund our ongoing and future operating costs;

•	the advantages of our products and development of new products;

•	our expectations regarding the size of the potential market and any growth in such market;

•

our expectations regarding ongoing regulatory obligations and oversight and the changing nature thereof impacting our products, research and clinical programs, and business, including those relating to patient privacy;

•	our expectations regarding our ability to manufacture certain of our products in compliance with current GMP in sufficient quantities to meet current and potential demand;

•	our expectations regarding costs relating to our compliance with regulatory standards, including those arising from our clinical trials, pursuit of BLAs, and CGMP compliance;

•	the likelihood, timing, and scope of possible regulatory approval and commercial launch of our late-stage product candidates and new indications for our products;

•	our expectations regarding government reimbursement and other third-party insurance coverage for our products;

•	our expectations regarding future revenue growth;

•	our belief in the sufficiency of our intellectual property rights in our technology;

•	our expectations regarding our ability to procure sufficient supplies of human tissue to manufacture and process our products;

•	our expectations regarding the outcome of pending litigation and investigations;

•	our expectations regarding our ability to remain in compliance with the SEC reporting obligations and Nasdaq listing requirements;

•

our expectations regarding the ongoing and future effects arising from the investigation conducted by the audit committee of our Company’s board of directors (the “Board”) into prior-period matters relating to allegations regarding certain sales and distribution practices at our Company and certain other matters, the restatement of our consolidated financial statements previously filed in our Annual Report on Form 10-K for the year ended December 31, 2016, as well as selected unaudited condensed consolidated financial data as of and for the years ended December 31, 2015 (Restated) and 2014 (Restated), which reflected adjustments to our previously filed consolidated financial statements as of and for the years ended December 31, 2015 and 2014, and related litigation;

•

our expectations regarding the ongoing and future effects of the Covid-19 pandemic (“Covid-19”), including the emergence of new Covid-19 variants, on our business, employees, suppliers, other third parties with whom we do business, and the global economy generally, and our responses intended to mitigate such effects;

•	demographic and market trends;

•	our plans to remediate the identified material weaknesses in our internal control environment and to strengthen our internal control environment;

•	our expectations regarding research and development costs, including those arising from filing additional investigative new drug applications and pursuing new BLAs; and

•	our ability to compete effectively.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements included in this prospectus to conform such statements to actual results or changes in our expectations, except as otherwise required by law. You should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities that may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we may use any net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 192,500,000 shares, all with a par value of $0.001 per share, 187,500,000 of which are designated as common stock and 5,000,000 of which are designated as preferred stock. Of the 5,000,000 shares of authorized preferred stock, 150,000 shares have been designated as Series A Junior Participating Preferred Stock (“Series A preferred stock”), and 100,000 shares have been designated as Series B Convertible Preferred Stock (“Series B convertible preferred stock”).

The following description of our capital stock and certain provisions of our Restated Articles of Incorporation, as amended (our “Articles of Incorporation”), and our Amended and Restated Bylaws, as amended (our “Bylaws”), are summaries and are qualified in their entirety by reference to our Articles of Incorporation and our Bylaws, which are filed as exhibits to this Registration Statement, of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain copies of these documents. The terms of our capital stock may also be affected by Florida law, as described in further detail below.

As of August 17, 2021, we had 111,950,140 shares of our common stock outstanding, zero shares of Series A preferred stock outstanding, and 100,000 shares of Series B convertible preferred stock outstanding. As of August 17, 2021, there were also outstanding options to acquire 1,480,512 shares of our common stock, having a weighted-average exercise price of $5.10 per share.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted upon by our shareholders, except on matters relating solely to terms of preferred stock. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock will be entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

The Series B convertible preferred stock ranks senior to our common stock with respect to dividends and distributions on liquidation, winding-up, and dissolution. So long as any shares of Series B convertible preferred stock remain outstanding, no dividend may be paid on our common stock unless all accrued and accumulated dividends on all outstanding shares of Series B convertible preferred stock have been paid, or have been or contemporaneously are declared and a sum in cash sufficient for the payment of those dividends has been or is set aside for the benefit of the holders of the Series B convertible preferred stock. Upon a liquidation, dissolution, or winding-up of the Company, holders of Series B convertible preferred stock will be entitled to receive $1,000 per share of Series B convertible preferred stock (subject to adjustment), plus any accrued and unpaid dividends. This amount will be payable prior to any distribution of our available assets to the holders of our common stock. Shares of Series B convertible preferred stock are convertible into shares of our common stock at the conversion ratio set forth in our Articles of Incorporation at the option of the holder or upon the occurrence of certain specified events set forth in the our Articles of Incorporation. Holders of Series B convertible preferred stock generally are entitled to vote (on an as converted to common stock basis) together as a single class with the holders of the shares of our common stock, on all matters submitted for a vote of holders of our common stock subject to certain limitations on their voting rights contained in our Articles of Incorporation. Additionally, pursuant to our Articles of Incorporation, certain matters will require the approval of the holders of the majority of the outstanding shares of Series B convertible preferred stock, voting as a separate class, including the following actions:

•	any changes to the rights, preferences, or privileges of the Series B convertible preferred stock;

•

amendments or restatements of any organizational document of our Company or our subsidiaries in a manner that materially, adversely, and disproportionately affects the rights, preferences, and privileges of the Series B convertible preferred stock as compared to our common stock;

•	the authorization or creation of any class or series of senior or parity equity securities;

•

the declaration of any dividends or any other distributions, or the repurchase or redemption, of any equity securities of our Company ranking junior to or on parity with the Series B convertible preferred stock (subject to certain exceptions);

•

prior to January 2, 2023, the sale, transfer, or other disposition of any assets, business, or operations for $25 million or more (other than sales of inventory in the ordinary course of business), or the purchase or acquisition of any assets, business, or operations for $75 million or more;

•

prior to January 2, 2023, the merger or consolidation of our Company unless either (x) the surviving company will have no class of equity securities ranking superior to or on parity with the Series B convertible preferred stock or (y) the holders of shares of the Series B convertible preferred stock will receive in connection therewith consideration per share of Series B Preferred Stock valued at 200% or more of the purchase price per share of $1,000;

•

prior to January 2, 2023, commencing a voluntary case under any applicable bankruptcy, insolvency, or other similar law or consenting to the entry of an order for relief in an involuntary case under any such law, or effectuating any general assignment for the benefit of creditors; and

•	prior to January 2, 2023, entering into any settlement agreement regarding our securities class action litigation.

These special, separate class voting rights of the Series B convertible preferred stock are in addition to those required by Florida law.

Blank Check Preferred Stock

Pursuant to the terms of our Articles of Incorporation, our Board has the authority to issue preferred stock in one or more series and to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative participating, optional or other special rights, if any, of such series, and any qualifications, limitations or restrictions thereof, without further vote or action by the shareholders.

Our Board is expressly authorized, at any time, to take the foregoing actions by adopting resolutions providing for the issuance of, or providing for a change in the number of (subject, if applicable, to any required vote of any of the holders of any class of preferred stock then outstanding and, in any event, not below the number of shares then issued), shares of any particular series of preferred stock and, if and to the extent from time to time required by law, by filing articles of amendment to the Articles of Incorporation. The articles of amendment fix, for each class or series of preferred stock, the designations, preferences, conversion or other rights, voting powers, restrictions, provisions as to dividends, qualifications, redemption rights or other terms and conditions relating to the shares of each such class or series. The authority of our Board with respect to each series of preferred stock shall include, but not be limited to, setting or subject, if applicable, to any required vote of any holders of the holders of any class of preferred stock then outstanding, changing the following:

•	the annual dividend rate, if any, on shares of such series, the times of payment and the date from which dividends shall be accumulated, if dividends are to be cumulative;

•	whether the shares of such series shall be redeemable and, if so, the redemption price and the terms and conditions of such redemption;

•	the obligation, if any, of our Company to redeem shares of such series pursuant to a sinking fund;

•

whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

•	whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the extent of such voting rights;

•	the rights of the shares of stock of such series in the event of voluntary or involuntary liquidation, dissolution or winding-up of our Company; and

•	any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series.

The shares of preferred stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

All shares of preferred stock offered, when issued and paid for, will be validly issued, fully paid and nonassessable. We will specify the following terms relating to any class or series of preferred stock offered by us:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) or payment date(s) or method(s) of calculation applicable to the preferred stock;

•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provision for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•

the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, or other securities, including whether any such conversion is mandatory, at the option of the holder, or at our option, the conversion price or manner of calculation, and conversion period;

•	preemptive rights, if any;

•	voting rights, if any, of the preferred stock;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs; and

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs.

The full designations, powers, preferences and rights of any preferred stock we offer, as well as the qualifications, limitations or restrictions thereof, will be set forth in articles of amendment to our Articles of Incorporation relating to such preferred stock. We will file as an exhibit to this Registration Statement, of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any articles of amendment that describe the terms of the preferred stock we are offering before the issuance thereof.

If we were to issue additional shares of preferred stock, such issuance could decrease the amount of earnings and assets available for distribution to the holders of common stock, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change of control of us or an unsolicited acquisition proposal, or make removal of our management more difficult.

Anti-Takeover Effects of Florida Law and Our Articles of Incorporation and Bylaws

The provisions of Florida law and our Articles of Incorporation and Bylaws, could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that shareholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board and in the policies formulated by our Board and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

Florida Statutory Anti-Takeover Provisions. As a Florida corporation, we are subject to certain anti-takeover provisions of Florida law. Pursuant to Section 607.0901 of the Florida Business Corporation Act (the “FBCA”), a publicly held Florida corporation may not engage in a broad range of extraordinary corporate transactions with an interested shareholder within three years of when the shareholder became an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless, among other exceptions: (i) the transaction is approved by a majority of disinterested directors; (ii) the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least three years preceding the announcement date of any such extraordinary corporate transaction; (iii) the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or (iv) the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria. Subject to certain exceptions, an “interested shareholder” is defined as a person who beneficially owns more than 15% of a corporation’s outstanding voting shares.

In addition, Section 607.0902 of the FBCA prohibits the voting of shares of a publicly held Florida corporation that are acquired in a control share acquisition unless (i) the Board of Directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by the Board of Directors, the holders of a majority of each class of the corporation’s voting shares entitled to vote on the transaction, exclusive of shares owned by the acquiring person (and members of a group constituting the acquiring person), officers of the corporation, and employees who are also directors of the corporation, approve the granting of voting rights as to the shares acquired in the control share acquisition. A “control share acquisition” is generally defined as an acquisition that immediately thereafter (including after giving effect to the shares acquired and shares previously owned by the acquiring person) entitles the acquiring person to exercise or direct the exercise of the voting power of the corporation in an election of directors within any of the following ranges of voting power: (i) one-fifth or more but less than one-third of all voting power; (ii) one-third or more but less than a majority of all voting power; or (iii) a majority or more of all voting power.

Blank-Check Preferred Stock; Authorized but Unissued Common Stock. As described above, our Board is authorized to issue, without shareholder approval, preferred stock, the rights of which will be determined at the discretion of our Board and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that our Board does not approve. Further, the existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Special Meetings of Shareholders. Our Bylaws provide that special meetings of the shareholders may be called (i) at any time by the Chairman of our Board or the Chief Executive Officer, (ii) by our Board, or (iii) by the Secretary at the request in writing of the shareholders owning not less than 25% of all votes entitled to be cast on any issue proposed to be considered at the proposed meeting, which request shall be made in accordance with our Articles of Incorporation. Only business within the purpose or purposes described in the notice of special meeting may be conducted at a special meeting of shareholders.

Advance Notice Provisions for Shareholder Proposals and Shareholder Nominations of Directors. Our Bylaws provide that, for nominations to our Board or for other business to be properly brought by a shareholder before a meeting of shareholders, the shareholder must first have given timely notice of the proposal in writing to our Secretary. For an annual meeting, a shareholder’s notice generally must be delivered not less than 90 days or more than 120 days prior to the anniversary of the previous year’s annual meeting. Shareholder director nominations and other proposals must also comply with the other requirements applicable thereto as set forth in our Bylaws.

Composition of Board; Election and Removal of Directors. Pursuant to our Articles of Incorporation, our Board is currently divided into three classes, with each class consisting, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board and being elected to serve for a three-year term and until his/her successor is elected and qualified, or until his/her earlier death, resignation or removal. However, pursuant to an amendment to our Articles of Incorporation approved by our shareholders at our 2021 annual meeting of shareholders, commencing with the 2022 annual meeting of the shareholders, directors elected by shareholders will be elected for a term expiring at the next annual meeting of shareholders and until his/her successor is elected and qualified or until his/her earlier death, resignation or removal. As a result, commencing with the 2024 annual meeting of shareholders, our Board will be completely declassified and all directors will hold office for a term expiring at the next annual meeting of shareholders and until his/her successor is elected and qualified or until his/her earlier death, resignation or removal. The classification of our Board until the 2024 annual meeting of shareholders could have the effect of making the replacement of incumbent directors more time consuming and difficult, and increase the likelihood that incumbent directors will retain their positions. In addition, except as may otherwise be provided by the FBCA, any director or the entire Board may be removed only for “cause” at a meeting of shareholders called expressly for that purpose by a vote of the holders of 66- 2/3 % of the shares cast that are entitled to vote at an election of directors. Our Articles of Incorporation define “cause” as (a) a conviction of a felony regardless of whether it relates to us or our securities; (b) declaration of incompetency or unsound mind by court order; or (c) commission of an action that constitutes intentional misconduct or a knowing violation of law that, in either case, results in a material injury to us. In addition, our Board has the exclusive right to fix the number of directors. Any vacancies on our Board resulting from the removal of directors and newly created directorships resulting from any increase in the number of directors may be filled only by the affirmative vote of a majority of the remaining directors then in office. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for shareholders to replace a majority of our directors. Our Articles of Incorporation and our Bylaws do not provide for cumulative voting in the election of directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Issuer Direct Corporation.

Stock Market Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “MDXG.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture (the “Trust Indenture Act”). We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture will provide that debt securities may be issued from time to time in one or more series and may be denominated and payable in U.S. dollars or foreign currencies or units based on or relating to U.S. dollars or foreign currencies. Neither indenture will limit the amount of debt securities that may be issued thereunder, provided the aggregate principal amount will not exceed the amount registered hereunder and remaining available for issuance. Each indenture will provide that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title or designation;

•	the aggregate principal amount and any limit on the amount that may be issued;

•

the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

•	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

•	the maturity date and the date or dates on which principal will be payable;

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the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place or places where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

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the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion on any material U.S. federal income tax considerations applicable to a series of debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. Even if non-convertible, there may be instances in which a noteholder may seek the right to exchange such debt for equity. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, will undertake to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture will not limit the amount of senior indebtedness we may incur. It also will not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities. We may offer warrants separately or together with one or more additional warrants, debt securities, common stock, or preferred stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the certificates relating to the series of warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants certificates or beneficial owners of warrants. The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrant to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrant, warrant agreement or warrant certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and warrant certificate for additional information before you decide whether to purchase any of our warrants.

We will provide in a prospectus supplement the following terms of the warrants being issued:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the holder may not continuously exercise the warrants throughout that period, the specific date or dates on which the holder may exercise the warrants;

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whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit (if applicable) will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities (to the extent included together in a unit) will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants may be sold separately or with other securities as parts of units (if applicable); and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant Agent

The warrant agent for any warrants we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summary of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, and the complete unit agreement and any supplemental agreements that contain the terms of the units. To the extent that any particular terms of the units or unit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.

General

We may issue units consisting of common stock, preferred stock, one or more debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	the material U.S. federal income tax considerations relating to the units; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Capital Stock” “Description of Debt Securities,” and “Description of Warrants” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security or warrant included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

PLAN OF DISTRIBUTION

General Plan of Distribution

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make re-sales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on the Nasdaq Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

LEGAL MATTERS

The validity of the shares of common stock and preferred stock and certain other matters of Florida law will be passed upon for us by Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., Miami, Florida. Certain matters of U.S. federal and New York State law will be passed upon for us by Reed Smith LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and schedule as of December 31, 2020 and 2019 and for each of the three years in the period ended December 31, 2020 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 incorporated by reference in this prospectus and in the Registration Statement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2020.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities offered under this prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including MiMedx Group, Inc. The SEC’s Internet site can be found at www.sec.gov. We maintain a website at www.mimedx.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed on March 8, 2021;

•	our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2021, filed on April 28, 2021, and for the fiscal quarter ended June 30, 2021, filed on August 3, 2021;

•

our Current Reports on Form 8-K filed on January 11, 2021 (Item 8.01 only), March  30, 2021, April  5, 2021, April  21, 2021, May  12, 2021 (Item 8.01 only), June  3, 2021, June  10, 2021, and July 7, 2021; and

•

the description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference to our Registration Statement on Form 8-A filed November 2, 2020.

In addition, all documents that we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any document or portion of any document that is deemed furnished and not filed.

Pursuant to Rule 412 under the Securities Act, any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified, superseded or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies, supersedes or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee.

SEC Registration Fee		$38,185
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Miscellaneous		*

Total	$	*

*

These fees will depend on the type of securities offered and number of offerings and, therefore, cannot be estimated at this time. In accordance with Rule 430B under the Securities Act, additional information regarding estimated fees and expenses will be provided at the time information as to an offering is included in a prospectus supplement.

Item 15. Indemnification of Directors and Officers

We are a Florida corporation. The following summary is qualified in its entirety by reference to the complete text of the applicable provisions of the FBCA, our Articles of Incorporation, and our Bylaws.

Under Section 607.0852 of the FBCA, a corporation must indemnify an individual who is or was a director or officer who was wholly successful, on the merits or otherwise, in the defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal (collectively, a “Proceeding”) to which the individual was a party because he or she is or was a director or officer of the corporation against expenses (including reasonable attorney fees and expenses, including those incurred in connection with any appeal) incurred by the individual in connection with the Proceeding. Under Section 607.0851(1) of the FBCA, a corporation may indemnify any of its directors and officers against expenses (including reasonable attorney fees and expenses, including those incurred in connection with any appeal) incurred by such person in connection with any such Proceeding (i) if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and (ii) with respect to any criminal Proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Under Section 607.0851(4) of the FBCA, unless ordered by a court, a corporation may not indemnify a director or an officer in connection with a Proceeding by or in the right of the corporation except for expenses and amounts paid in settlement not exceeding, in the judgment of the board, the estimated expense of litigating the Proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such Proceeding, including any appeal thereof, where such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. Further, under Section 607.0853 of the FBCA, a corporation may, before final disposition of a Proceeding, advance funds to pay for or reimburse expenses incurred in connection with the Proceeding if the director or officer delivers to the corporation a signed written undertaking of the director or officer to repay any funds advanced if: (a) the director or officer is not entitled to mandatory indemnification under Section 607.0852 of the FBCA; and (b) it is ultimately determined that the director or officer has not met the relevant standard of conduct described in Section 607.0851 of the FBCA or the director or officer is not entitled to indemnification under Section 607.0859 of the FBCA. Under Section 607.0859 of the FBCA, unless ordered by a court, a corporation may not indemnify a director or officer under Sections 607.0851 or 607.0858 of the FBCA or advance expenses to a director or officer under Sections 607.0853 or 607.0858 of the FBCA if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) willful or intentional misconduct or a conscious disregard for the best interests of the corporation in a Proceeding by or in the right of the corporation to procure a judgment in its favor or in a Proceeding by or in the right of a shareholder; (ii) a transaction in which a director or officer derived an improper personal benefit; (iii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; or (iv) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the FBCA relating to unlawful distributions are applicable. Section 607.0858 allows a corporation, by a provision in its articles of incorporation, bylaws, or any agreement, or by vote of shareholders or disinterested directors, or otherwise, to obligate itself in advance of the act or omission giving rise to a Proceeding to provide any other or further indemnification or advancement of expenses to any of its directors or officers not in violation of the FBCA.

Article 8 of the our Articles of Incorporation and Section 9 of Article VIII of our Bylaws require us to indemnify each person who is or was a director or officer of our Company, and each person who is or was a director or officer of our Company who at our request is serving or has served as an officer, director, partner, joint venturer, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against those expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement which are allowed to be paid or reimbursed by us under the FBCA and which are actually and reasonably incurred in connection with any Proceeding in which such person may be involved by reason of his being or having been a director or officer of our Company or of such other enterprise. Article 8 of our Articles of Incorporation and Section 9 of Article VIII of our Bylaws provide that the indemnification provided therein shall not be deemed to limit our right of to indemnify any other person for any liability to the fullest extent permitted by law. Our Bylaws provide that we may enter into indemnification agreements with members of our Board and officers, which may provide for further or expanded indemnification rights or otherwise modify the rights provided therein.

Previously, we entered into substantially identical indemnity agreements with former executive officers and former members of our Board (but not with any current executive officer or Board member). These agreements provide, among other things, that we will indemnify each director in the event that they become a party or otherwise a participant in any action or proceeding on account of their service as a director of our Company (or service for another corporation or entity in any capacity at our request) to the fullest extent permitted by applicable law. Under the indemnity agreement, we will pay, in advance of the final disposition of any such action or proceeding, expenses (including attorneys’ fees) incurred by our directors or officers in defending or otherwise responding to such action or proceeding upon receipt of a written undertaking from our directors or officers to repay the amount advanced consistent with applicable law in the event that a court shall ultimately determine that he or she is not entitled to be indemnified for such expenses. The contractual rights to indemnification provided by the indemnity agreements are subject to the limitations and conditions specified in the agreements, and are in addition to any other rights each person may have under our Articles of Incorporation and our Bylaws, each as amended from time to time, and applicable law.

We have purchased insurance to insure (i) our directors and officers against damages from actions and claims incurred in the course of their duties, and (ii) our Company against expenses incurred in defending lawsuits arising from certain alleged acts of its directors and officers.

Item 16. Exhibits

Exhibit	Description

1.1*	Form of underwriting agreement

4.1	Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to our Annual Report on Form 10-K filed with the SEC on March 8, 2021)

4.2	Articles of Amendment (incorporated by reference Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on June 10, 2021)

4.3	Articles of Amendment (incorporated by reference Exhibit 3.2 to our Current Report on Form 8-K filed with the SEC on June 10, 2021)

4.4	Amended and Restated Bylaws (incorporated by reference Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on April 21, 2021)

4.5	Amendment No. 1 to the Amended and Restated Bylaws (incorporated by reference Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on June 3, 2021)

4.6	Specimen common stock certificate

4.7	Specimen preferred stock certificate

4.8*	Articles of amendment designating the preferences and rights with respect to any preferred stock issued hereunder

4.9*	Form of senior debt security

4.10*	Form of subordinated debt security

4.11	Form of senior indenture

4.12	Form of subordinated indenture

4.13*	Form of warrant agreement and warrant certificate

4.14*	Form of unit agreement and unit

5.1	Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

5.2	Opinion of Reed Smith LLP

23.1	Consent of BDO USA, LLP, independent registered public accounting firm

23.2	Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (included in Exhibit 5.1)

23.3	Consent of Reed Smith LLP (included in Exhibit 5.2)

24.1	Power of attorney (included on applicable signature pages)

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Trust Act”), in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, our Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, thereto duly authorized, in Marietta, State of Georgia, on August 27, 2021.

MIMEDX GROUP, INC.

By:	/s/ Peter M. Carlson
Peter M. Carlson Chief Financial Officer and Principal Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned directors and officers of MiMedx Group, Inc. hereby appoints William F. Hulse IV and David A. Wisniewski, and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, with full power to act alone, to sign on his or her behalf and in the capacity set forth below, any and all amendments and post-effective amendments and supplements to this Registration Statement on Form S-3 and to file each such amendment and post-effective amendment and supplements to this Registration Statement, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary or appropriate to be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy R. Wright	Chief Executive Officer and Director	August 27, 2021
Timothy R. Wright	(Principal Executive Officer)

/s/ Peter M. Carlson	Chief Financial Officer	August 27, 2021
Peter M. Carlson	(Principal Financial Officer)

/s/ William L. Phelan	Senior Vice President and Chief Accounting Officer	August 27, 2021
William L. Phelan	(Principal Accounting Officer)

/s/ M. Kathleen Behrens	Chair of the Board (Director)	August 27, 2021
M. Kathleen Behrens

/s/ James L. Bierman	Director	August 27, 2021
James L. Bierman

/s/ Phyllis I. Gardner	Director	August 27, 2021
Phyllis I. Gardner

/s/ Michael J. Giuliani	Director	August 27, 2021
Michael J. Giuliani

/s/ William A. Hawkins, III	Director	August 27, 2021
William A. Hawkins, III

/s/ Cato T. Laurencin	Director	August 27, 2021
Cato T. Laurencin

/s/ K. Todd Newton	Director	August 27, 2021
K. Todd Newton

/s/ Martin P. Sutter	Director	August 27, 2021
Martin P. Sutter